     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2002

                                                  REGISTRATION NO. 333- [      ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                               USA NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                         59-2712887
    (State or other jurisdiction of           (I.R.S. Employer
     incorporation or organization)        Identification Number)

                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            JULIUS GENACHOWSKI, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 314-7300
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)
                       ----------------------------------

                                WITH COPIES TO:

           JOEL I. PAPERNIK, ESQ.                ANDREW J. NUSSBAUM, ESQ.
   Mintz, Levin, Cohn, Ferris, Glovsky and    Wachtell, Lipton, Rosen & Katz
                 Popeo, P.C.                       51 West 52nd Street
               Chrysler Center                New York, New York 10019-6150
              666 Third Avenue                        (212) 403-1000
          New York, New York 10017
               (212) 935-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
          TITLE OF EACH CLASS OF                 AMOUNT TO            OFFERING             AGGREGATE          REGISTRATION
      SECURITIES TO BE REGISTERED(1)           BE REGISTERED     PRICE PER SECURITY     OFFERING PRICE             FEE
Common Stock, $0.01 par value.............     1,700,000(2)           $29.21(3)        $49,648,500.00(4)      $4,567.66(5)

(1) This registration statement relates to the resale by the selling stockholders named herein of the shares of common stock, par value $.01 per share, of the Registrant ("USA common stock") listed above that were issued in connection with the acquisition by the Registrant of all of the issued ordinary share capital of TV Travel Group Limited, as described in the accompanying prospectus.

(2) Based upon the estimated maximum number of shares of USA common stock that may be issued upon in connection with the TV Travel Group transaction.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on $29.21, the average of the high and low prices of USA common stock quoted on The Nasdaq National Market on April 29, 2002.

(4) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the proposed maximum offering price per security and the number of shares of USA common stock being registered.

(5) Calculated by multiplying 0.000092 by the proposed maximum aggregate offering price. Pursuant to Rule 457(p) under the Securities Act, $4,567.66 of the $18,327.51 filing fee previously paid in connection with the registration statement on Form S-3 (No. 333-68388) of the Registrant filed on August 27, 2001 relating to the registration of up to $73,310,050.00 aggregate amount of Common Stock that remains unsold as of the date hereof is being offset against the filing fee due in connection with the filing of this registration statement. Accordingly, no filing fee is being paid in connection with the filing of this registration statement. After such offset, a balance of $13,759.85 remains from the filing fee paid with Registration No. 333-68388.
                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This registration statement and the accompanying prospectus assumes consummation of the TV Travel Group transaction described in the accompanying prospectus, and assumes that sellers of TV Travel Group Limited ordinary shares will receive cash and shares of USA common stock rather than all cash consideration. In the event that the TV Travel Group transaction is not completed, or USA elects not to issue any shares of USA common stock in that transaction, USA will file an application to the Securities and Exchange Commission to withdraw this registration statement before it becomes effective.

    In addition, in the event that the VUE transaction described in the accompanying prospectus is consummated prior to the effective time of this registration statement, USA will file an amendment to this registration statement and the accompanying prospectus with the Securities and Exchange Commission to reflect the completion of that transaction.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER AND SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 30, 2002

PROSPECTUS

                           [USA NETWORKS, INC. LOGO]

                      1,700,000 SHARES OF USA COMMON STOCK

    This prospectus relates to the resale of up to 1,700,000 shares of common stock, par value $0.01 per share ("USA common stock"), of USA Networks, Inc. ("USA") that the selling stockholders named in this prospectus in the section "SELLING STOCKHOLDERS", whom we refer to in this document as the "Selling Stockholders", may offer from time to time. The USA common stock being offered by this prospectus was issued to the Selling Stockholders in connection with USA's acquisition of all of the issued ordinary share capital of TV Travel Group Limited.

    Other than as described in this prospectus under the section "SELLING STOCKHOLDERS--USA'S RELATIONSHIPS WITH THE SELLING STOCKHOLDERS" on page 7, USA will not receive any proceeds from the sale of USA common stock by the Selling Stockholders.

    Subject to the restrictions described in this prospectus, the Selling Stockholders (directly, or through agents or dealers designated from time to time) may sell the USA common stock being offered by this prospectus from time to time on terms to be determined at the time of sale. The prices at which these stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. This offering will not be underwritten. To the extent required, the number of shares of USA common stock to be sold, purchase price, public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying prospectus supplement. The aggregate proceeds to the Selling Stockholders from the sale of the USA common stock being offered by this prospectus will be the purchase price thereof less the aggregate agents' or dealers' commissions and discounts, if any, and other expenses of distribution not borne by USA. The Selling Stockholders will pay all applicable stock transfer taxes, brokerage commissions, discounts or commissions and fees of the Selling Stockholders' counsel. USA has agreed to pay certain expenses in connection with the filing of the registration statement, of which this prospectus is a part, with the Securities and Exchange Commission, and to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration and offering of the USA common stock being offered by this prospectus. See "PLAN OF DISTRIBUTION" on page 8.

    The Selling Stockholders and any agents, dealers or broker-dealers that participate with the Selling Stockholders in the distribution of the USA common stock being offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    USA common stock is quoted on The Nasdaq National Market under the symbol "USAI." On April 29, 2002, the last reported sale price of USA common stock was $29.03 per share.

    SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH PURCHASING USA COMMON STOCK.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE ILLEGAL.

                   The date of this prospectus is [  ], 2002

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ABOUT THIS PROSPECTUS.......................................      1
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................      1
WHERE YOU CAN FIND MORE INFORMATION.........................      2
SUMMARY.....................................................      3
THE OFFERING................................................      4
RISK FACTORS................................................      5
USE OF PROCEEDS.............................................      6
SELLING STOCKHOLDERS........................................      6
PLAN OF DISTRIBUTION........................................      8
DESCRIPTION OF USA COMMON STOCK.............................     10
CERTAIN MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES.....     12
LEGAL MATTERS...............................................     16
EXPERTS.....................................................     16

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission (the "SEC") on behalf of the Selling Stockholders utilizing a "shelf" registration process. Under this shelf process, the Selling Stockholders may, from time to time over approximately the next year, sell the shares of USA common stock being offered under this prospectus in one or more offerings (subject to the restrictions described in this prospectus).

    This prospectus provides you with a general description of the securities that the Selling Stockholders may offer. To the extent required, the number of shares of USA common stock to be sold, purchase price, public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering by any Selling Stockholder will be set forth in an accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section "WHERE YOU CAN FIND MORE INFORMATION" on page 2.

    You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. The Selling Stockholders are not offering the USA common stock being offered under this prospectus in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

    This prospectus and the SEC filings that are incorporated by reference into this prospectus contain "forward-looking statements" within the meaning of the securities laws. These forward-looking statements include, but are not limited to, statements relating to our anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intend," "plans," "projects," "seeks," or similar expressions. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. For those statements, we claim the protection of the safe harbors for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the section "RISK FACTORS," that may affect the operations, performance, development and results of our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this prospectus.

    You should understand that the following important factors, in addition to those discussed in the documents incorporated in this prospectus by reference, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

    - material adverse changes in economic conditions generally or in our markets;

    - future regulatory and legislative actions and conditions affecting our operating areas;

    - competition from others;

    - successful integration of our divisions' management structures;

    - product demand and market acceptance;

    - the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms;

    - the ability to expand into and successfully operate in foreign markets;

    - obtaining and retaining key executives and employees; and

    - other risks and uncertainties as may be detailed from time to time in our public announcements and filings with the SEC.

    We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to you free of charge at the SEC's website at www.sec.gov.

    As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. Information that we subsequently file with the SEC will automatically update this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its financial condition.

1. Annual Report on Form 10-K for the year ended December 31, 2001, filed on April 1, 2002.

2.  Definitive proxy statement filed on March 25, 2002.

3.  Definitive proxy statement filed on April 9, 2001.

4. Current Reports on Form 8-K and amendments thereto filed on January 8, 2002; two filed on January 29, 2002; January 30, 2002; February 12, 2002;
    February 26, 2002; March 1, 2002; March 4, 2002; March 15, 2002; March 27,
    2002; and April 24, 2002.

    All documents filed by USA with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are incorporated by reference into this prospectus.

    You may request free copies of any or all of these filings by writing or telephoning us at the following address:

                               USA Networks, Inc.
                              152 West 57th Street
                            New York, New York 10019
                                 (212) 314-7300
                         Attention: Corporate Secretary

    Information contained on our website is not part of this prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus and, with respect to material incorporated herein by reference, the dates of such referenced material.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. TO UNDERSTAND THE TERMS OF THE USA COMMON STOCK BEING OFFERED BY THIS PROSPECTUS, YOU SHOULD READ THIS ENTIRE PROSPECTUS AND THE DOCUMENTS IDENTIFIED UNDER THE CAPTION "WHERE YOU CAN FIND MORE INFORMATION." IN THIS PROSPECTUS, THE TERMS "USA", "WE" AND "OUR" REFER TO USA NETWORKS, INC. AND OUR SUBSIDIARIES, EXCEPT WHERE IT IS CLEAR THAT SUCH TERMS MEAN ONLY USA NETWORKS, INC.

USA NETWORKS, INC.

    USA (Nasdaq: USAI) is organized into two groups, the Interactive Group and the Entertainment Group. The Interactive Group consists of Home Shopping Network (including HSN International and HSN Interactive); Ticketmaster (Nasdaq: TMCS), which operates Ticketmaster, Ticketmaster.com, Citysearch and Match.com; Expedia, Inc. (Nasdaq: EXPE); Hotels.com (Nasdaq: ROOM); TV Travel Group Limited; Electronic Commerce Solutions; Precision Response Corporation; and Styleclick. The Entertainment Group consists of USA Cable, including USA Network, SCI FI Channel, TRIO, Newsworld International, and Crime; Studios USA, which produces and distributes television programming; and USA Films, which produces and distributes films.

    On December 17, 2001, USA and Vivendi Universal, S.A. ("Vivendi") announced a transaction in which USA's Entertainment Group would be contributed to Vivendi Universal Entertainment LLLP, a new joint venture to be controlled by Vivendi ("VUE"). Upon the closing of the VUE transaction, USA will be renamed USA Interactive and will be focused on integrating interactive assets across multiple lines of business. We believe USA Interactive will be a leader in integrated interactivity, including ticketing, online travel, online dating, electronic retailing, teleservices and other interactive commerce services. USA's businesses will consist of Home Shopping Network (including HSN International and HSN Interactive); Ticketmaster, which operates Ticketmaster, Ticketmaster.com, Citysearch and Match.com; Expedia, Inc.; Hotels.com; TV Travel Group Limited; Electronic Commerce Solutions; Precision Response Corporation; and Styleclick.

    On April 23, 2002, USA's shareholders approved the VUE transaction. After the completion of the VUE transaction (which is expected to close in May of 2002), USA will no longer be engaged in the general entertainment businesses, and the transaction agreements include a noncompetition provision, for a specified period, regarding USA's participation in businesses similar to those to be conducted by the joint venture. USA's business will be primarily focused on its electronic commerce and interactive/information service businesses, and USA expects that it will actively seek to grow those businesses, including through acquisitions. Any such acquisitions could involve the issuance of additional USA securities or cash or a combination of securities and cash. In addition, following the completion of the VUE transaction, USA generally will no longer be required to obtain the consent of Vivendi, Liberty Media Corporation ("Liberty") or Mr. Diller as USA stockholders for any such acquisitions regardless of the size of such acquisitions. However, in the event that USA is highly leveraged, each of Mr. Diller and Liberty will have the right to consent to specified fundamental changes involving USA. USA is continually reviewing, and often in discussions with third parties regarding, such possible growth opportunities, including transactions in the online and offline travel services and commerce-related areas.

    USA is incorporated under the laws of the State of Delaware. USA's executive offices are located at 152 West 57th Street, New York, New York 10019 and our telephone number is (212) 314-7300.

                                  THE OFFERING

USA SECURITIES BEING OFFERED..............  USA common stock, par value $0.01 per share

NUMBER OF SHARES OF USA COMMON STOCK BEING
  OFFERED.................................  1,700,000

USA COMMON STOCK AUTHORIZED AND
  OUTSTANDING.............................  As of the date of this prospectus, we are authorized to issue up to 1,600,000,000 shares of USA common stock. As
                                            of April 15, 2002, there were 342,589,445 shares of USA
                                            common stock outstanding.

USE OF PROCEEDS...........................  Other than as described in this prospectus under the section "SELLING STOCKHOLDERS--USA'S RELATIONSHIPS WITH
                                            THE SELLING STOCKHOLDERS", USA will not receive any
                                            proceeds from the sale of USA common stock by the
                                            Selling Stockholders.

TRANSFER AGENT............................  The Bank of New York

NASDAQ NATIONAL MARKET SYMBOL.............  USAI

                                  RISK FACTORS

    AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER THE FOLLOWING FACTORS CAREFULLY BEFORE DECIDING TO PURCHASE OUR SECURITIES. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

WE DEPEND ON OUR KEY PERSONNEL

    We are dependent upon the continued contributions of our senior corporate management, particularly Mr. Diller, and certain key employees for our future success. Mr. Diller is our Chairman of the Board and Chief Executive Officer. Mr. Diller does not have an employment agreement with us, although he has been granted options to purchase a substantial number of shares of USA common stock.

    If Mr. Diller no longer serves in his positions at USA, our business, as well as the market price of USA common stock, could be substantially adversely affected. In addition, under the terms of a governance agreement, dated as of October 19, 1997, among Universal Studios, Inc., USA (formerly, HSN, Inc.),
Mr. Diller and Liberty, if Mr. Diller no longer serves as Chief Executive Officer of USA, then certain restrictions on Universal Studios' conduct will be eliminated, and the ability of Universal Studios (which is controlled by Vivendi) to increase its equity interest in USA will be accelerated. We cannot assure you that we will be able to retain the services of Mr. Diller or any other of our members of senior management or key employees.

WE ARE CONTROLLED BY MR. DILLER AND IN HIS ABSENCE, WILL BE CONTROLLED BY
  VIVENDI AND/OR LIBERTY

    Mr. Diller, through entities he controls, currently beneficially owns or has the right to vote 100% of the shares of our Class B common stock, par value $.01 per share, which is sufficient to control the outcome of any matter submitted to a vote or for the consent of our shareholders with respect to which holders of USA common stock, USA Class B common stock and USA preferred stock vote together as a single class. Mr. Diller, subject to the terms of a stockholders agreement, dated as of October 19, 1997 (the "Current Stockholders Agreement"), among Universal Studios, Liberty, Mr. Diller, USA and The Seagram Company Ltd. (now controlled by Vivendi), effectively controls the outcome of all matters submitted to a vote or for the consent of our stockholders (other than with respect to the election by the holders of USA common stock of 25% of the members of our board of directors (rounded up to the nearest whole number) and certain matters as to which a separate class vote of the holders of USA common stock or USA preferred stock is required under Delaware law).

    Under the Current Stockholders Agreement, Mr. Diller, Universal Studios and Liberty have agreed that USA securities owned by any of Mr. Diller, Universal Studios, Liberty and certain of their affiliates will not be voted in favor of the taking of any action with respect to certain fundamental changes relating to USA (including an acquisition of USA), except with the consent of each of Mr. Diller, Universal Studios and Liberty. Accordingly, in respect of these matters, each of Mr. Diller, Universal Studios and Liberty currently has the ability to veto, in his or its sole discretion, the taking of any action with respect to these matters. Following completion of the VUE transaction, each of Mr. Diller and Liberty will have the right to consent to the fundamental changes in the event that USA is highly leveraged. We cannot assure you that Mr. Diller and Liberty, and prior to completion of the VUE transaction, Universal Studios, will agree in the future on any such transaction or action, in which case we would not be able to engage in such transaction or take such action.

    Upon Mr. Diller's permanent departure from USA, we may change in various fundamental respects. For example, prior to the completion of the VUE transaction, generally, Vivendi, through Universal Studios, would be able to control USANi LLC, through which a significant portion of our businesses are currently owned, and also would have the ability to seek to directly control us. Following completion of the VUE transaction, generally, Liberty would be able to control USA through its ownership of its USA Class B common stock.

                                USE OF PROCEEDS

    All of the USA common stock being offered under this prospectus is being sold by the Selling Stockholders. Other than as described in this prospectus under the section "SELLING STOCKHOLDERS--USA'S RELATIONSHIPS WITH THE SELLING STOCKHOLDERS", USA will not receive any proceeds from the sale of USA common stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

SELLING STOCKHOLDERS

    The following table sets forth each Selling Stockholder, together with certain information regarding the USA common stock held by such Selling Stockholder as of [ ], 2002. The USA common stock being offered under this prospectus is being offered for the account of the Selling Stockholders.

                                     SHARES OF                                                SHARES OF
                                 USA COMMON STOCK                                          USA COMMON STOCK
                            BENEFICIALLY OWNED PRIOR TO   SHARES OF USA COMMON STOCK   BENEFICIALLY OWNED AFTER
SELLING STOCKHOLDER                THE OFFERING                 BEING OFFERED                THE OFFERING
-------------------         ---------------------------   --------------------------   ------------------------
Harry Goodman.............                                                                         *

Peter Atkin...............                                                                         *

Dr. Urs Dietrich..........                                                                         *

McJill Corporation........                                                                         *

Kuoni Reisen Holding AG...                                                                         *

Barclays Industrial
Development Limited.......                                                                         *

Barclays PVLP Partner
Limited...................                                                                         *

------------------------------

* Because the Selling Stockholders may sell all or a portion of the USA common stock that is being offered pursuant to this prospectus, the number of shares of USA common stock that will be owned by each Selling Stockholder upon termination of this offering cannot be determined.

    We have filed a registration statement with the SEC, of which this prospectus forms a part, with respect to the resale of the USA common stock subject to this prospectus from time to time under Rule 415 under the Securities Act. The USA common stock being offered under this prospectus is being registered to permit public secondary trading of such USA common stock. Subject to the restrictions described in this prospectus, the Selling Stockholders may offer the USA common stock being offered under this prospectus for resale from time to time. Because the Selling Stockholders may dispose of all or a portion of their USA common stock, we cannot estimate the number of shares of USA common stock that will be held by each Selling Stockholder upon the termination of any such disposition. In addition, subject to the restrictions described in this prospectus, the Selling Stockholders identified above may sell, transfer or otherwise dispose of a portion of the USA common stock being offered under this prospectus in transactions exempt from the registration requirements of the Securities Act. See "PLAN OF DISTRIBUTION."

USA'S RELATIONSHIPS WITH THE SELLING STOCKHOLDERS

    On March 28, 2002, we entered into a sale and purchase agreement with the Selling Stockholders and other parties, pursuant to which we acquired all of the issued ordinary share capital of TV Travel Group Limited on [ ], 2002. In exchange for their ordinary shares of TV Travel Group Limited, the Selling Stockholders and the other sellers of TV Travel Group Limited ordinary shares received cash and shares of USA common stock. In addition, as part of the acquisition by USA, certain Selling Stockholders used cash proceeds received by them from TV Travel Group Limited in redemption or repayment of TV Travel Group Limited preference shares and shareholder loans to purchase shares of USA common stock directly from USA. The USA common stock issued to the Selling Stockholders in connection with the TV Travel Group transaction, all of which is being offered under this prospectus, was issued pursuant to an exemption from the registration requirements of the Securities Act.

    In connection with the sale and purchase agreement, we and the Selling Stockholders entered into a registration rights agreement, pursuant to which we granted registration rights relating to the USA common stock being offered under this prospectus. Pursuant to that registration rights agreement, USA filed a registration statement, of which this prospectus is a part, with respect to the USA common stock subject to this prospectus on April 30, 2002. The registration rights agreement is filed as an exhibit to that registration statement and incorporated herein by reference.

    In connection with the TV Travel Group transaction, USA, the Selling Stockholders and other sellers of TV Travel Group Limited ordinary shares entered into escrow and security arrangements under which such Selling Stockholders and the other sellers of TV Travel Group Limited ordinary shares deposited a portion of the cash paid by USA in respect of their ordinary shares of TV Travel Group Limited and shares of USA common stock acquired by them in connection with the TV Travel Group transaction with an escrow agent (for the cash) and a collateral agent (for the shares of USA common stock). At the date hereof, [ ] shares of USA common stock owned by the Selling Stockholders and being offered under this prospectus were being held by the collateral agent under the escrow and security arrangements. Under the terms of the escrow and security arrangements, those Selling Stockholders whose shares of USA common stock were deposited with the collateral agent are permitted, on or before the 60th business day after the date of this prospectus, to elect to substitute their shares of USA common stock that are held by the collateral agent subject to the escrow and security arrangements with the cash proceeds from a sale of those shares, which cash proceeds will be converted into pounds sterling and deposited with the escrow agent. The sale of any shares of USA common stock subject to the escrow and security arrangements must be completed on a recognized investment exchange in a transaction carried out in a customary broker transaction in a market transaction at the then-prevailing price. The registration statement of which this prospectus is a part has been filed, in part, to facilitate such substitutions, if any Selling Stockholders choose to make them.

    If USA becomes entitled to recover amounts for claims under the sale and purchase agreement relating to the TV Travel Group transaction, those amounts may be satisfied out of the cash and/or shares of USA common stock, if any, that are subject to the escrow and security arrangements. Because a portion of the shares of USA common stock being offered under this prospectus is subject to those escrow and security arrangements, in the event that USA becomes entitled to recover amounts from such cash and/or shares of USA common stock, USA may ultimately receive funds from the same escrow and security arrangements into which the proceeds from the sale of a portion of the shares of USA common stock under this prospectus will be deposited. To the extent that any such proceeds are ultimately received by USA, they will be used by USA for general corporate purposes.

    In addition, the sale and purchase agreement contains limitations on the number of shares of USA common stock that the Selling Stockholders may sell during any single trading day. See "PLAN OF DISTRIBUTION--VOLUME LIMITATION."

    As a result of USA's acquisition of TV Travel Group Limited, Harry Goodman, a Selling Stockholder, has become an employee of a subsidiary of USA. In the ordinary course of business, USA and some of our subsidiaries may be parties to various commercial arrangements with Kuoni Reisen Holding AG, Barclays Industrial Development Limited and Barclays PVLP Partner Limited, each a Selling Stockholder, or parties to which they may be related, all of which arrangements were negotiated on an arm's-length basis and none of which are material to USA.

                              PLAN OF DISTRIBUTION

METHOD OF SALE

    Subject to the restrictions contained in the escrow and security arrangements (which preclude shares of USA common stock subject to those arrangements from being sold (1) later than the 60th business day after the date of this prospectus or (2) other than on a recognized investment exchange in a transaction carried out in a customary broker transaction in a market transaction at the then-prevailing price) and otherwise described in this prospectus, the Selling Stockholders may sell the USA common stock being offered under this prospectus directly to other purchasers, or to or through agents or dealers, in separate transactions or in a single transaction. The Selling Stockholders will act independently of USA in making decisions with respect to the timing, manner and size of each sale. To the extent required, the number of shares of USA common stock to be sold, purchase price, public offering price, the names of any such agent or dealer and any applicable commission or discount with respect to a particular offering will be set forth in an accompanying prospectus supplement.

    Subject to the restrictions described in this prospectus, the shares of USA common stock being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:

    - The USA common stock may be sold through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the USA common stock as agent but may position and resell the block as principal to facilitate the transaction. The USA common stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of the USA common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    - The USA common stock may be sold on any national securities exchange or quotation service on which the USA common stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

    - The USA common stock may be sold in private sales directly to purchasers.

    Subject to the restrictions contained in the escrow and security arrangements for shares of USA common stock (and the proceeds from the sale of such shares) subject to those arrangements, the Selling Stockholders may enter into hedging transactions with counterparties (including broker-dealers), and the counterparties may engage in short sales of the USA common stock in the course of hedging the positions they assume with such Selling Stockholders, including, without limitation, in connection with distribution of the USA common stock by such counterparties. Such counterparties may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of the USA common stock for whom they may act as agents. In addition, the Selling Stockholders may sell short the USA common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the USA common stock offered hereby may be used to cover such short sales. The Selling Stockholders may also enter into option or other transactions with counterparties that involve the delivery of the USA common stock to the counterparties, who may then resell or otherwise transfer such USA common stock.

    Subject to the restrictions contained in the escrow and security arrangements for shares of USA common stock (and the proceeds from the sale of such shares) subject to those arrangements, the Selling Stockholders may also loan or pledge the USA common stock and the borrower or pledgee may sell the USA common stock as loaned or upon a default may sell or otherwise transfer the pledged USA common stock.

    At any time, USA may waive, in whole or in part, any or all of the restrictions contained in the escrow and security arrangements described above.

    USA common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

    The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of USA common stock to be made directly or through agents.

    In order to comply with securities laws in certain jurisdictions, the USA common stock being offered under this prospectus will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities offered hereby may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

VOLUME LIMITATION

    Under the sale and purchase agreement entered into in connection with the TV Travel Group transaction, each of the Selling Stockholders agreed that, prior to [ ], 2003, it would not transfer or sell, during any trading day, an aggregate number of shares of USA common stock which, when added to the number of shares of USA common stock transferred or sold on that day by all other Selling Stockholders, is greater than an amount equal to 10% of the average daily volume for trading in shares of USA common stock on The Nasdaq National Market over the five trading days immediately preceding that trading day. USA may waive this restriction, in whole or in part, at any time.

TIMING AND PRICE

    Subject to the restrictions described in this prospectus, the shares of USA common stock being offered under this prospectus may be sold from time to time by the Selling Stockholders. See "SELLING STOCKHOLDERS--USA'S RELATIONSHIPS WITH THE SELLING STOCKHOLDERS". There is no assurance that the Selling Stockholders will sell or dispose of any or all of their shares of USA common stock.

    Under the registration rights agreement entered into with the Selling Stockholders, we are required to keep the registration statement of which this prospectus is a part effective until the earlier of the date on which the Selling Stockholders no longer hold the USA common stock or [ ], 2003.

    The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of USA common stock by them.

    Subject to the restrictions contained in the escrow and security arrangements (which preclude shares of USA common stock subject to those arrangements from being sold other than on a recognized investment exchange in a transaction carried out in a customary broker transaction in a market transaction at the then-prevailing price), the USA common stock being offered under this prospectus may be sold at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and purchasers and/or dealers (who may receive fees or commissions in connection therewith).

PROCEEDS, COMMISSIONS AND EXPENSES

    The aggregate proceeds to the Selling Stockholders from the sale of the USA common stock offered by them under this prospectus will be the purchase price of such USA common stock less discounts, concessions and commissions, if any. Other than as described in this prospectus under the section "SELLING STOCKHOLDERS--USA'S RELATIONSHIPS WITH THE SELLING STOCKHOLDERS", USA will not receive any proceeds from the sale of USA common stock by the Selling Stockholders.

    The Selling Stockholders will be responsible for payment of commissions, concessions and discounts of dealers or agents. The Selling Stockholders will pay for the fees and expenses of their counsel, as well as all applicable stock transfer taxes, brokerage commissions, discounts or commissions. We will pay any printing costs, SEC filing fees and other fees, disbursements and out-of-pocket expenses and costs incurred by us in connection with the preparation of the registration statement of which this prospectus is a part and in complying with all applicable securities and blue sky laws.

    The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the USA common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the USA common stock may be deemed to be underwriting commissions or discounts under the Securities Act.

    Under the registration rights agreement described above, USA has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the USA common stock against certain liabilities, including liabilities arising under the Securities Act.

NASDAQ LISTING STATUS

    USA common stock is currently listed on the Nasdaq National Market under the symbol "USAI."

                        DESCRIPTION OF USA COMMON STOCK

    Set forth below is a description of the USA common stock being offered under this prospectus. The following statements are brief summaries of, and are subject to the provisions of, our restated certificate of incorporation, as amended, our amended and restated by-laws, and the relevant provisions of the General Corporation Law of the State of Delaware.

    As of the date of this prospectus, our authorized capital stock consists of 1,600,000,000 shares of USA common stock, par value $0.01 per share, 400,000,000 shares of USA Class B common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of April 15, 2002, there were 342,589,445 shares of USA common stock outstanding, 63,033,452 shares of USA Class B common stock outstanding and 13,120,682 shares of USA preferred stock outstanding.

    With respect to matters that may be submitted to a vote or for the consent of our stockholders generally, including the election of directors, each holder of USA common stock, USA Class B common stock and USA preferred stock will vote together as a single class. In connection with any such vote, each holder of USA common stock is entitled to one vote for each share of USA common stock held, each holder of USA Class B common stock is entitled to ten votes for each share of USA Class B common stock held and each holder of USA preferred stock is entitled to two votes for each share of USA preferred stock held. Notwithstanding the foregoing, the holders of USA common stock, acting as a single class, are entitled to elect 25% of the total number of our directors, and, in the event that 25% of the total number of directors shall result in a fraction of a director, then the holders of USA common stock, acting as a single class, are entitled to elect the next higher whole number of directors. In addition, Delaware law requires that certain matters be approved by the holders of USA common stock voting as a separate class.

    Shares of USA Class B common stock are convertible into shares of USA common stock at the option of the holder thereof, at any time, on a share-for-share basis. Such conversion ratio will in all events be equitably preserved in the event of any recapitalization of USA by means of a stock dividend on, or a stock split or combination of, outstanding USA common stock or USA Class B common stock, or in the event of any merger, consolidation or other reorganization of USA with another corporation. Upon the conversion of USA Class B common stock into shares of USA common stock, those shares of USA Class B common stock will be retired and will not be subject to reissue. Shares of USA common stock are not convertible into shares of USA Class B common stock.

    In all other respects, the USA common stock and the USA Class B common stock are identical. The holders of USA common stock and the holders of USA Class B common stock are entitled to receive, share for share, such dividends as may be declared by our board of directors out of funds legally available therefor. In the event of a liquidation, dissolution, distribution of assets or winding-up of USA, the holders of USA common stock and the holders of USA Class B common stock are entitled to share ratably in all assets of USA available for distribution to our stockholders, after the rights of the holders of the USA preferred stock, if any, have been satisfied.

    In connection with our acquisition of USA Network and Studios USA from Universal Studios in 1998, we granted to Universal Studios and Liberty preemptive rights which generally provide that each of Universal Studios and Liberty may elect to purchase a number of shares of USA stock, or shares of a subsidiary of USA exchangeable for shares of USA stock, referred to as LLC shares, so that the percentage equity interest such entity owned of us after our acquisition of USA Network and Studios USA will be the same as before such acquisition, in each case, assuming the exchange of all LLC shares owned by Universal Studios and Liberty and shares of Home Shopping Network owned by a subsidiary of Liberty. The purchase price for shares of USA stock pursuant to a preemptive right election is the fair market value of the USA stock, or LLC share, purchased. Subject to specified limits set forth in the governance agreement, Universal may elect to receive shares of USA common stock or USA Class B common stock in connection with a preemptive exercise, or LLC shares exchangeable for shares of USA common stock; Liberty's preemptive exercises are for USA common stock only, or LLC shares exchangeable for shares of USA common stock. In connection with, and effective upon completion of, the VUE transaction, Vivendi's preemptive rights will be eliminated.

    Our certificate of incorporation provides that there can be no stock dividends or stock splits or combinations of stock declared or made on USA common stock or USA Class B common stock unless the shares of USA common stock and USA Class B common stock then outstanding are treated equally and identically.

    In connection with the acquisition of a controlling interest in Expedia, Inc., USA issued an aggregate of 13,120,682 shares of its preferred stock, par value $0.01 per share, "Series A Cumulative Convertible Preferred Stock," each having a $50.00 face value and a term of 20 years, which we refer to in this prospectus as USA preferred stock. Each share of USA preferred stock is convertible, at the option of the holder at any time, into that number of shares of USA common stock equal to the quotient obtained by dividing $50 by the conversion price per share of USA common stock (as defined in the certificate of designation for the USA preferred stock). In the event of a voluntary or involuntary liquidation, dissolution or winding up of USA, holders of USA preferred stock shall be entitled to receive, in preference to any holder of USA common shares, an amount per share equal to all accrued and unpaid dividends plus the greater of (a) face value, or (b) the liquidating distribution that would be received had such holder converted the USA preferred stock into USA common stock immediately prior to the liquidation, dissolution or winding up of USA.

    The arrangements described in this prospectus in the section "RISK FACTORS", and more fully described in the documents identified under the caption "WHERE YOU CAN FIND MORE INFORMATION", may have the effect of delaying, deferring or preventing a change in control of USA.

    The transfer agent for the shares of USA common stock and USA preferred stock is The Bank of New York.

    The shares of USA common stock being offered under this prospectus are validly issued, fully paid and non-assessable.

                         CERTAIN MATERIAL UNITED STATES
                            FEDERAL TAX CONSEQUENCES

GENERAL

    The following is a general discussion of certain material United States federal income and estate tax consequences of the ownership and disposition of USA common stock.

    As used herein, a "United States person" is

    - a citizen or resident of the United States;

    - a corporation created or organized in the United States or under the laws of the United States or of any state;

    - an estate the income of which is includible in gross income for United States federal income taxation regardless of its source;

    - a trust if a court in the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

    - any person otherwise subject to United States federal income tax on a net income basis in respect of its worldwide taxable income.

    A "U.S. Holder" is a beneficial owner of USA common stock who is a United States person. A "Non-U.S. Holder" is a beneficial owner that is not a U.S. Holder.

    This discussion is based on current law, which is subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to holders who hold USA common stock as capital assets. Moreover, this discussion is for general information only and does not address all the tax consequences that may be relevant in light of your particular circumstances, nor does it discuss special tax provisions which may apply if you have relinquished United States citizenship or residence.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

TAXATION OF U.S. HOLDERS

    This section describes the tax consequences to a U.S. Holder. If you are not a U.S. Holder, this section does not apply to you.

    DISTRIBUTIONS. Distributions on USA common stock will constitute dividend income, taxable at ordinary income rates, to the extent of USA's current or accumulated earnings and profits. Any excess will be treated as non-taxable return of capital to the extent of the holder's basis in the common stock, and thereafter as capital gain.

    SALES OR EXCHANGES. On the sale, exchange or other disposition of shares of USA common stock (other than a redemption of the common stock, discussed below), holders will generally recognize capital gain or loss equal to the difference between the sale proceeds and the adjusted tax basis in the stock sold, exchanged or disposed of. This gain or loss will be long-term capital gain or loss if at the time of the sale, exchange or disposition the holder has held the stock sold, exchanged or disposed of for more than one year. The deductibility of capital losses is subject to limitations.

    DIVIDENDS TO CORPORATE SHAREHOLDERS. In general, a distribution on the USA common stock that is taxable as a dividend and that is made to a corporate shareholder will qualify for the 70% corporate dividends-received deduction under the Internal Revenue Code. However, a dividend that arises upon a redemption of common stock will generally constitute an "extraordinary dividend" under Section 1059 of the Internal Revenue Code. In addition, constructive dividends received on common stock within two years of the holder's acquisition of the stock may also constitute "extraordinary dividends." If the extraordinary dividend rules apply, the corporate shareholder may lose some or all of the benefits of the dividends-received deduction. Furthermore, there are many exceptions and restrictions relating to the availability of the dividends-received deduction. Consequently, corporate shareholders should consult their own tax advisors regarding the extent, if any, that the dividends-received deduction is available to them and the extent to which the extraordinary dividend rules may apply.

    REDEMPTION OF USA COMMON STOCK. A redemption of USA common stock generally would be a taxable event and would be treated as if the holder sold the common stock if the redemption:

    - results in a "complete termination" of the holder's interest in USA stock;

    - is "substantially disproportionate" (i.e., after the redemption, the percentage of all our outstanding voting stock that is owned by the holder is less than 80% of the percentage of all our outstanding voting stock (and the percentage of all our outstanding common stock that is owned by the holder is less than 80% of the percentage of all our outstanding common stock) that was owned by the holder immediately before the redemption); or

    - is "not essentially equivalent to a dividend" (i.e., the redemption must meaningfully reduce the holder's proportionate interest in USA based on the holder's particular circumstance; the Internal Revenue Service (the "IRS") has indicated that this test is satisfied by even a small reduction in the percentage interest of a shareholder whose relative stock interest in a publicly held corporation is minimal and who exercises no control over corporate affairs).

    In determining whether any of these tests has been met, holders must take into account the shares of stock actually owned and the shares of stock constructively owned by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code.

    If stock is redeemed in a redemption that meets one of the tests described above, the holder generally would recognize taxable gain or loss equal to the difference between the amount of cash and the fair market value of property received and the holder's tax basis in the stock redeemed. This gain or loss would be long-term capital gain or capital loss if the stock were held for more than one year.

    If a redemption does not meet any of the tests described above, the entire amount of the cash and the fair market value of property received generally would be taxed as a dividend as explained above under "Distributions." If a redemption is treated as a distribution that is taxable as a dividend, the holder's basis in the redeemed stock would generally be transferred to the holder's remaining shares of stock, if any.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. Information reporting will generally apply to dividends received on USA common stock and to the proceeds received on the sale or disposition of such stock by a U.S. Holder who is not an exempt recipient. Generally, individuals are not exempt recipients, whereas corporations are exempt recipients. Backup withholding will apply only if the U.S. Holder is not an exempt recipient and:

    - fails to furnish its Taxpayer Identification Number ("TIN") which, in the case of an individual, is his or her Social Security Number;

    - furnishes an incorrect TIN;

    - in the case of dividends, is notified by the IRS that it has failed to properly report payments of interest or dividends; or

    - fails to certify, under penalty of perjury, that it has furnished a correct TIN, has not been notified by the IRS that it is subject to backup withholding (or has since been notified by the IRS that it is no longer subject to backup withholding) and is a U.S. person (including a U.S. resident alien).

    U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for demonstrating such an exemption if applicable.

    The amount of any backup withholding from a payment to a U.S. Holder is not an additional tax and is allowable as a credit against the U.S. Holder's United States federal income tax liability, if any, or may be claimed as a refund, provided that the required information is furnished to the IRS.

TAXATION OF NON-U.S. HOLDERS

    This section describes the tax consequences to a Non-U.S. Holder. If you are a U.S. Holder, see the above discussion under "--Taxation of U.S. Holders."

    DIVIDENDS. If dividends are paid, Non-U.S. Holders will be subject to withholding of United States federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower rate under an income tax treaty, Non-U.S. Holders must properly file with the payor an IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the applicable tax treaty. In addition, where dividends are paid or deemed paid to a Non-U.S. Holder that is a partnership or other pass through entity, persons holding an interest in the entity may need to provide certification claiming an exemption or reduction in withholding under the applicable treaty.

    If actual or deemed dividends are considered effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to United States permanent establishment, those dividends will not be subject to withholding tax, but instead will be subject to United States federal income tax on a net basis at applicable graduated individual or corporate rates, provided an IRS Form W-8ECI, or successor form, is filed with the payor. In the case of a foreign corporation, any effectively connected dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a rate of 30% or a lower rate as may be specified by an applicable income tax treaty.

    Non-U.S. Holders must comply with the certification procedures described above, or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures, directly or under certain circumstances through an intermediary, to obtain the benefits of a reduced rate under an income tax treaty with respect to dividends paid or deemed paid with respect to USA common stock. In addition, if a Non-U.S. Holder is required to provide an IRS Form W-8ECI or successor form, as discussed above, the Non-U.S. Holder must also provide its tax identification number.

    Non-U.S. Holders that are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

    GAIN ON DISPOSITION OF USA COMMON STOCK. Non-U.S. Holders generally will not be subject to United States federal income tax on any gain realized on the sale or other disposition of USA common stock unless:

    - the gain is considered effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, is attributable to a United States permanent establishment (and, in which case, if the holder is a foreign corporation, may be subject to an additional "branch profits tax" equal to 30% or a lower rate as may be specified by an applicable income tax treaty);

    - the holder is an individual who holds the USA common stock as a capital asset and is present in the United States for 183 or more days in the taxable year of the sale or other disposition and other conditions are met; or

    - we are or have been a "United States real property holding corporation," or a USRPHC, for United States federal income tax purposes. We believe that we are not currently, and are not likely to become, a USRPHC. If we were to become a USRPHC, then gain on the sale or other disposition of USA common stock generally would not be subject to United States federal income tax provided:

    - USA common stock were "regularly traded" on an established securities market; and

    - the holder did not actually or constructively own more than 5% of the USA common stock during the shorter of the five-year period preceding the disposition or the holder's holding period.

    FEDERAL ESTATE TAX. In the case of an individual, USA common stock held at the time of death will be included in the individual's gross estate for United States federal estate tax purposes, and may be subject to United States federal estate tax, unless an applicable estate tax treaty provides otherwise.

    INFORMATION REPORTING AND BACKUP WITHHOLDING. We must report annually to the IRS and to each holder the amount of dividends paid or deemed paid and the tax withheld with respect to those dividends, regardless of whether withholding was required. Copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty or other applicable agreements.

    Backup withholding is generally imposed on certain payments to persons that fail to furnish the necessary identifying information to the payor. Generally Non-U.S. Holders will be subject to back-up withholding tax with respect to dividends paid on USA common stock unless they certify their status as Non-U.S. Holders.

    The payment of proceeds of a sale of USA common stock effected by or through a United States office of a broker will be subject to both backup withholding and information reporting unless the holder provides the payor with the holder's name and address and certifies its Non-U.S. Holder status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of USA common stock by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met or the holder otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder's United States federal income tax liability provided the required information is furnished in a timely manner to the IRS.

                                 LEGAL MATTERS

    The validity of the USA common stock offered by this prospectus is being passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and financial statement schedule of USA as set forth in their report, included in USA Networks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this prospectus. USA's consolidated financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the various costs and expenses payable by the Registrant in connection with the sale of USA common stock being registered, other than broker-dealer discounts and commissions which are payable by the Selling Stockholders. All amounts are estimates except for the SEC registration fee.

ITEM                                                            AMOUNT
----                                                          ----------
SEC Registration Fee........................................  $ 4,567.66
Printing Fees and Expenses..................................  $10,000
Legal Fees and Expenses.....................................  $20,000
Accounting Fees and Expenses................................  $10,000
Miscellaneous...............................................  $ 5,000
                                                              ----------
  Total.....................................................  $49,567.66
                                                              ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant's Amended and Restated By-Laws provide that the directors and officers (and legal representatives of such directors and officers) will be indemnified to the fullest extent authorized by the Delaware General Corporation Law with respect to third-party actions, suits, investigations or proceedings provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below. The Registrant's Amended and Restated By-Laws further provide that directors and officers (and legal representatives of such directors and officers) will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. The Registrant's Amended and Restated By-Laws allow the Registrant to pay all expenses incurred by a director or officer (or legal representatives of such directors or officers) in defending any proceeding in which the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, upon an undertaking by such party to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the Registrant. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

    Section 145 of the General Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 16.  EXHIBITS

    The following exhibits are filed as part of this registration statement:

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         4.1            Registration Rights Agreement, dated as of March 28, 2002, by and among the Registrant, the Selling Stockholders (as
                        defined in the accompanying prospectus) and the other
                        parties thereto.

         5.1 Opinion of Wachtell, Lipton, Rosen & Katz, regarding the legality of the USA common stock being issued.

        23.1            Consent of Ernst & Young LLP.

        23.2            Consent of Wachtell, Lipton, Rosen & Katz (included in
                        Exhibit 5.1).

        24 Power of Attorney (set forth on the signature page of this registration statement).

ITEM 17.  UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
    Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 30, 2002.

                                                       USA NETWORKS, INC.

                                                       By:               /s/ BARRY DILLER
                                                            -----------------------------------------
                                                                           Barry Diller
                                                               CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of USA Networks, Inc., hereby severally and individually constitute and appoint Dara Khosrowshahi and Julius Genachowski, and each of them severally, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

                                   * * * * *

    Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated as of April 30, 2002.

                      SIGNATURE                        TITLE
                      ---------                        -----
                  /s/ BARRY DILLER
     -------------------------------------------       Chairman of the Board, Chief Executive Officer
                    Barry Diller                         and Director

                /s/ VICTOR A. KAUFMAN
     -------------------------------------------       Vice Chairman and Director
                  Victor A. Kaufman

              /s/ WILLIAM J. SEVERANCE
     -------------------------------------------       Vice President and Controller (Chief
                William J. Severance                     Accounting Officer)

                /s/ DARA KHOSROWSHAHI
     -------------------------------------------       Executive Vice President and Chief Financial
                  Dara Khosrowshahi                      Officer

                  /s/ PAUL G. ALLEN
     -------------------------------------------       Director
                    Paul G. Allen

                /s/ ROBERT R. BENNETT
     -------------------------------------------       Director
                  Robert R. Bennett

                      SIGNATURE                        TITLE
                      ---------                        -----
               /s/ EDGAR BRONFMAN, JR.
     -------------------------------------------       Director
                 Edgar Bronfman, Jr.

                 /s/ ANNE M. BUSQUET
     -------------------------------------------       Director
                   Anne M. Busquet

                /s/ PHILIPPE GERMOND
     -------------------------------------------       Director
                  Philippe Germond

                /s/ DONALD R. KEOUGH
     -------------------------------------------       Director
                  Donald R. Keough

               /s/ MARIE-JOSEE KRAVIS
     -------------------------------------------       Director
                 Marie-Josee Kravis

                 /s/ PIERRE LESCURE
     -------------------------------------------       Director
                   Pierre Lescure

                 /s/ JOHN C. MALONE
     -------------------------------------------       Director
                   John C. Malone

               /s/ JEAN-MARIE MESSIER
     -------------------------------------------       Director
                 Jean-Marie Messier

                /s/ WILLIAM D. SAVOY
     -------------------------------------------       Director
                  William D. Savoy

           /s/ GEN. H. NORMAN SCHWARZKOPF
     -------------------------------------------       Director
             Gen. H. Norman Schwarzkopf

              /s/ DIANE VON FURSTENBERG
     -------------------------------------------       Director
                Diane Von Furstenberg

                               INDEX TO EXHIBITS

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
         4.1            Registration Rights Agreement, dated as of March 28, 2002, by and among the Registrant, the Selling Stockholders (as
                        defined in the accompanying prospectus) and the other
                        parties thereto.

         5.1 Opinion of Wachtell, Lipton, Rosen & Katz, regarding the legality of the USA common stock being issued.

        23.1            Consent of Ernst & Young LLP.

        23.2            Consent of Wachtell, Lipton, Rosen & Katz (included in
                        Exhibit 5.1).

        24 Power of Attorney (set forth on the signature page of this registration statement).